Exhibit 10.1
SECURITY AGREEMENT
dated as of
April 28, 2025
among
BETTER HOME & FINANCE HOLDING COMPANY
and
THE OTHER GRANTORS
IDENTIFIED HEREIN
in favor of
GLAS TRUST COMPANY LLC,
as Collateral Agent

TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS
SECTION 1.1.    Certain Terms    1
SECTION 1.2.    Other Definitions    4
ARTICLE II SECURITY INTEREST    4
SECTION 2.1.    Grant of Security Interest    4
SECTION 2.2.    Security for Secured Obligations    5
SECTION 2.3.    Grantors Remain Liable    5
SECTION 2.4.    Security Interest Absolute, etc    5
(h)    Postponement of Subrogation    6
SECTION 2.5.    Pledged Collateral    7
ARTICLE III REPRESENTATIONS AND WARRANTIES    8
SECTION 3.1.    Commercial Tort Claims    8
SECTION 3.2.    Possession of Equipment    9
SECTION 3.3.    Pledged Collateral    9
ARTICLE IV COVENANTS    10
SECTION 4.1.    Change of Name, etc    10
SECTION 4.2.    Maintenance of Perfected Security Interest; Further Assurances, etc    10
SECTION 4.3.    Other Actions    11
ARTICLE V THE COLLATERAL AGENT    13
SECTION 5.1.    Collateral Agent Appointed Attorney-in-Fact    13
SECTION 5.2.    Right to Use Intellectual Property    14
SECTION 5.3.    Collateral Agent Has No Duty    14
ARTICLE VI REMEDIES    15
SECTION 6.1.    Certain Remedies    15
SECTION 6.2.    Compliance with Restrictions    16
SECTION 6.3.    Protection of Collateral    16

SECTION 6.4.    Pledged Collateral    17
ARTICLE VII MISCELLANEOUS PROVISIONS    18
SECTION 7.1.    Securities Document    18
SECTION 7.2.    Binding on Successors, Transferees and Assigns; Assignment    18
SECTION 7.3.    Amendments, etc    18
SECTION 7.4.    Notices    18
SECTION 7.5.    Release of Liens and Termination of Rights    18
SECTION 7.6.    No Waiver; Remedies    19
SECTION 7.7.    Headings    19
SECTION 7.8.    Severability    19
SECTION 7.9.    Governing Law, Entire Agreement, etc    19
SECTION 7.10.    Consent to Jurisdiction; Service of Process    19
SECTION 7.11.    Waiver of Jury Trial    20
SECTION 7.12.    Counterparts    20
SECTION 7.13.    Collateral Agent’s Fees and Expenses    21
SECTION 7.14.    Additional Subsidiaries    21
SECTION 7.15.    Intercreditor Agreement Governs    21

Schedules
Schedule 1    Issue Date Real Property Collateral
Schedule 3.1    Commercial Tort Claims
Schedule 3.3    Pledged Collateral
Exhibit
Exhibit 1    Form of Supplement

This SECURITY AGREEMENT, dated as of April 28, 2025 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by BETTER HOME & FINANCE HOLDING COMPANY, a Delaware corporation (the “Issuer”), and each of the other entities listed on the signature pages hereof or that become a party hereto pursuant to Section 7.14 (together with the Issuer, the “Grantors”, and each individually, a “Grantor”), in favor of GLAS TRUST COMPANY LLC, as collateral agent under the Indenture (as defined below) (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined below).
W I T N E S S E T H :
WHEREAS, pursuant to the Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) by and among the Issuer, the other Grantors party thereto, the Collateral Agent, as trustee (the “Trustee”), the Issuer is issuing $155,000,000 in aggregate principal amount of 6.00% Senior Secured PIK Toggle Notes due 2028 (together with any Additional Notes and PIK Notes, in each case, issued from time to time under the Indenture, the “Securities”);
WHEREAS, pursuant to the Indenture, the Issuer and the other Grantors are entering into this Security Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined below);
WHEREAS, each Grantor will derive substantial direct and indirect benefits from the transactions contemplated by the Securities Documents (as defined below); and
WHEREAS, as a condition precedent to the consummation of the purchase of the Securities, each Grantor is required to execute and deliver this Security Agreement to the Collateral Agent;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS
SECTION 1.1.    Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Accounts” means all of each Grantor’s now owned or hereafter acquired right, title and interest with respect to “accounts” (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.
“Article 9 Collateral” means all of the Collateral other than the Pledged Collateral.
“Books” means all of each Grantor’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities and all of its records relating to its business operations or financial condition.
“Collateral” is defined in Section 2.1.
“Collateral Agent” is defined in the preamble.
“Equipment” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, Fixtures, tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.
“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.
“General Intangibles” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to “general intangibles” as that term is defined in the UCC and any and all supporting obligations in respect thereof.
“Global Intercompany Note” means a promissory note evidencing all Indebtedness of the Issuer and its Subsidiaries that, in each case, is owing to any Grantor from time to time.
“Grantor” and “Grantors” are defined in the preamble.
“Intellectual Property” means patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications and service mark applications, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge and know-how used in or necessary to the business of any Grantor; any licenses and rights related to any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; and all rights to sue for past, present and future infringement of any of the foregoing.
“Inventory” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Grantor as lessor, goods that are furnished by a Grantor under a contract of service and raw materials, work in process or materials used or consumed in a Grantor’s business.
“Issue Date Real Property Collateral” means the fee-owned real property listed on Schedule 1.
“Negotiable Collateral” means all of each Grantor’s now owned or hereafter acquired right, title and interest with respect to Instruments, promissory notes, drafts, Documents and chattel paper (including electronic chattel paper and Tangible Chattel Paper), and any and all supporting obligations in respect thereof. Negotiable Collateral excludes any Excluded Assets.
“Payment of All Secured Obligations” means the payment in full, in cash, of the Secured Obligations other than contingent indemnification obligations as to which no claim has been asserted.
“Pledged Certificated Stock” means all certificated securities (as defined in the UCC) representing Capital Stock of any Material Subsidiary, in each case owned or hereafter acquired by any Grantor, including all certificated securities listed on Schedule 3.3. Pledged Certificated Stock excludes any Excluded Assets.
“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all instruments evidencing Indebtedness described on Schedule 3.3, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Assets.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” means any Capital Stock of any Material Subsidiary that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any articles or certificate of incorporation, bylaws or other organizational documents of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3.3, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Assets.
“Proceeds” has the meaning set forth in Article 9 of the UCC.
“Secured Obligations” means the Obligations due or secured under the Securities Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees and all other amounts payable under or secured by any Securities Document (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any other Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
“Secured Parties” means the Trustee, the Collateral Agent, each Holder of the Securities, each other holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time.
“Security Agreement” is defined in the preamble.
“Securities Documents” means this Agreement and any other means the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Notes Collateral Agent for the benefit of the Secured Parties.
“Supplement” means an instrument in the form of Exhibit 1, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York or such other jurisdiction as may be applicable or as the context shall require.
SECTION 1.2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture, provided that each term defined in the UCC and not defined in this Agreement shall have the meaning specified in the UCC.
ARTICLE II

SECURITY INTEREST
SECTION 2.1.    Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):
(a)    all Accounts;
(b)    all Books;
(c)    all Inventory;
(d)    all Pledged Stock, Pledged Debt Instruments, and all other General Intangibles;
(e)    all Intellectual Property;
(f)    all Equipment;
(g)    all Negotiable Collateral;
(h)    all other Goods and other personal property (including money and deposit accounts) of such Grantor, whether tangible or intangible and wherever located;
(i)    all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;
(j)    all books, records, writings, databases, information and other property relating to or used in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;
(k)    all Commercial Tort Claims, including without limitation the Commercial Tort Claims described on Schedule 3.1 and on any supplement thereto received by the Collateral Agent pursuant to Section 4.3(c);
(l)    all Letter-of-Credit Rights; and
(m)    all Proceeds of the foregoing and all Supporting Obligations with respect thereto, and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (ii) all tort claims relating to the foregoing.
Notwithstanding anything hereto the contrary, the Collateral shall not include any of the Excluded Assets; provided, however, that if and when any property shall cease to be an Excluded Asset, a security interest in such property shall be deemed granted therein.
SECTION 2.2.    Security for Secured Obligations. This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Secured Obligations.
SECTION 2.3.    Grantors Remain Liable. Anything herein to the contrary notwithstanding:
(a)    the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;
(b)    the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and
(c)    no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.4.    Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Payment of All Secured Obligations. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:
(a)    any lack of validity, legality or enforceability of any Securities Document;
(b)    the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Securities Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Secured Obligations;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations;
(d)    any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e)    any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Securities Document;
(f)    any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Grantors hereunder) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or
(g)    any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.
in each case, other than (x) Payment in Full of All Secured Obligations and (y) with respect to any Grantor, release of such Grantor from its obligations hereunder in accordance with Section 2.5.
(h)    Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Securities Document to which it is a party until the Payment of All Secured Obligations has occurred. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any other Grantor, in respect of any payment made under any Securities Document, until after the Payment of All Secured Obligations has occurred. Any amount paid to such Grantor on account of any such subrogation rights prior to the Payment of All Secured Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.1. In furtherance of the foregoing, at all times prior to the Payment of All Secured Obligations, such Grantor shall refrain from taking any action or commencing any proceeding against any other Grantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.
SECTION 2.5.    Pledged Collateral.
(a)    Delivery of Pledged Certificated Stock and Pledged Debt Instruments.
(i)    Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Certificated Stock (A) on or within five (5) days following the Issue Date, in the case of any such Pledged Certificated Stock owned by such Grantor on the Issue Date, and (B) within sixty (60) days following the acquisition thereof by such Grantor, in the case of any such Pledged Certificated Stock acquired by such Grantor after the Issue Date (or the date such Pledged Certificated Stock constituted Pledged Certificated Stock).

(ii)    Each Grantor will cause (A) all Indebtedness of the Issuer and each Subsidiary of the Issuer that, in each case, is owing to such Grantor to be evidenced by the Global Intercompany Note, (B) the Global Intercompany Note to be pledged and delivered to the Collateral Agent pursuant to the terms hereof on or within five (5) days following the Issue Date and (C) all other Pledged Debt Instruments in (x) an individual principal amount of $1,500,000 or more and (y) an aggregate amount of $6,000,000 or more in each case that is owing to a Grantor that is evidenced by a promissory note to be pledged and delivered to the Collateral Agent pursuant to the terms hereof, in each case, with respect to this clause (C), (x) on or within five (5) days following the Issue Date, in the case of any such Pledged Debt Instruments held by such Grantor on the Issue Date, and (y) on or prior to the date that is sixty (60) days following the acquisition thereof (or the date such Pledged Debt Instruments constituted Pledged Debt Instruments), in the case of any such Pledged Debt Instruments acquired by such Grantor after the Issue Date.
(iii)    Upon delivery to the Collateral Agent, (A) any Pledged Certificated Stock shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer and (B) any Pledged Debt Instruments (including, without limitation, the Global Intercompany Note) shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor in blank. Each delivery of Pledged Certificated Stock or Pledged Debt Instruments after the date hereof shall be accompanied by a schedule describing the Pledged Certificated Stock or Pledged Debt Instruments so delivered, which schedule shall be deemed attached to and to supplement Schedule 3.3 and be made a part hereof; provided that failure to provide any such schedule or any error therein shall not affect the validity of the pledge of any Pledged Certificated Stock or Pledged Debt Instruments.
(b)    Voting Rights; Dividends and Interest. Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided not less than one (1) Business Day’s advance written notice to the Grantors that their rights under this Section 2.5(b) are being suspended:
(i)    each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Security Agreement and the other Securities Documents;
(ii)    the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (b)(i) of this Section 2.5; and
(iii)    each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Instruments, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Certificated Stock or Pledged Debt Instruments or received in exchange for Pledged Certificated Stock or Pledged Debt Instruments or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer) in accordance with the provisions of paragraph (a) above.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Trustee, the Collateral Agent and each other Secured Party as of the date hereof:
SECTION 3.1.    Commercial Tort Claims. The only Commercial Tort Claims constituting Collateral of any Grantor existing on the date hereof are those listed on Schedule 3.1, which sets forth such information separately for each Grantor.
SECTION 3.2.    Possession of Equipment. Except as otherwise provided for in the Indenture, each Grantor has possession of its Equipment constituting Collateral, other than (i) Equipment in transit in the ordinary course of business and (ii) Equipment that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor), which other Person holds such Equipment in the ordinary course of its business. In the case of Equipment described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment, (ii) issued any document for any such Equipment, (iii) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or (iv) any Lien on any such Equipment.
SECTION 3.3.    Pledged Collateral. (a) Except as otherwise provided for in the Indenture, on the Issue Date, the (i) Pledged Stock pledged by such Grantor hereunder is listed on Schedule 3.3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3.3 and (ii) the Pledged Debt Instruments of the type required to be delivered under Section 2.5(a) pledged by such Grantor hereunder (x) are listed on Schedule 3.3 and (y) in the case of the Global Intercompany Note, has been duly authorized and validly issued and constitute legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    Except for the security interests granted hereunder, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 3.3 as owned by such Grantor and (ii) holds the same free and clear of all Liens (other than Liens created under the Securities Documents and Permitted Liens).
(c)    Except as disclosed on Schedule 3.3 or any supplemental schedule furnished pursuant to Section 2.5(a)(iii), and except for restrictions and limitations imposed by the Securities Documents or securities laws generally, and, in the case of clause (ii), except for limitations existing as of the Issue Date (or, with respect to Pledged Stock of any issuer acquired after the Issue Date, existing as of the date acquired and not imposed in contemplation of such acquisition) in the articles or certificate of incorporation, bylaws or other organizational documents of any issuer, (i) the Pledged Collateral is freely transferable and assignable, and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that would reasonably be expected to materially and adversely prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.
(d)    As of the Issue Date, arrangements have been made for all Pledged Securities to be delivered to the Collateral Agent in accordance with Section 2.5(a)(i) and (ii).
(e)    After all Events of Default have been cured or waived the Collateral Agent shall return to the applicable Grantor, upon written request, any cash that such Grantor was entitled to retain which was not applied to the Secured Obligations and each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise.
ARTICLE IV

COVENANTS
Each Grantor covenants and agrees that, until the Payment of All Secured Obligations, such Grantor will perform, comply with and be bound by the obligations set forth below.
SECTION 4.1.    Change of Name, etc. The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any other Grantor, written notice within thirty-five (35) days of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure, (iv) to the extent that such Person is organized in a jurisdiction where an organization identification number is required to be included in a UCC financing statement for such jurisdiction, organizational identification number or (v) location of its chief executive office. The Grantors agree to make all filings under the UCC or equivalent statutes or otherwise that are required by applicable law in order for the Collateral

Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral.
SECTION 4.2.    (a)    Maintenance of Perfected Security Interest; Further Assurances, etc. Each Grantor shall take all actions that may be required under applicable law or that may be reasonably requested by the Collateral Agent, to the extent not expressly inconsistent with any other provision of this Agreement, to maintain the security interest created by this Security Agreement and shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the security interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against the claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, subject, in each case, to Permitted Liens and the right of such Grantor under the Indenture to dispose of the Collateral.
(b)    Each Grantor agrees that, from time to time at its own expense, it will execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, in each case, to the extent not expressly inconsistent with any other provision of this Agreement.
Without limiting the generality of the foregoing, such Grantor will file (and hereby authorizes the Collateral Agent to file) such UCC financing statements or UCC continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary (or that the Collateral Agent may reasonably request) in order to perfect, preserve and protect the security interests and other rights granted or purported to be granted to the Collateral Agent hereby.
Without limiting the obligations of the Grantors hereunder, with respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or UCC continuation statements, and amendments thereto, relative to all or any part of the Collateral; provided that nothing herein shall obligate the Collateral Agent to make such filing. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is determined to be necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.
(c)    Pledged Collateral. (i) Except for Liens created under the Securities Documents, Permitted Liens and transfers made in compliance with the Indenture, each of the Grantors (i) will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 3.3 as owned by such Grantor, (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral and (iii) will defend its title or interest thereto or therein against any and all Liens, however arising, of all Persons whomsoever.
SECTION 4.3.    Other Actions. To further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce its security interest in, the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instrument or Tangible Chattel Paper constituting Collateral (other than any Instrument or Tangible Chattel Paper with an individual face amount of less than $1,500,000), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by proper instruments of transfer or assignment duly executed in blank, (i) on or promptly following the Issue Date, and in any event within five (5) Business Days following the Issue Date, in the case of any such Instrument or Tangible Chattel Paper held by such Grantor on the Issue Date, and (ii) within one-hundred and twenty (120) days of acquisition thereof (or the date such Instrument or Tangible Chattel Paper constituted Collateral) , in the case of any such Instrument or Tangible Chattel Paper acquired by such Grantor after the Issue Date.
(b)    Deposit Accounts. For each deposit account constituting Collateral that any Grantor at any time opens or maintains (other than (A) any deposit account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, employee medical and dental expenses and similar expenses, (B) any deposit accounts with an average daily balance for any fiscal quarter that does not exceed $5,000,000 for all such accounts, (C) any deposit account that is a zero-balance disbursement account or that is subject to a standing wire pursuant to which balances therein are swept on a bi-weekly basis to an account that is subject to a Control Arrangement in favor of the Collateral Agent and (D) any deposit account the funds in which consist solely of (1) funds held by such Grantor in trust for any director, officer or employee of any Grantor or any employee benefit plan maintained by any Grantor or (2) funds representing deferred compensation for the directors and employees of the Grantors) on or before the date that is one-hundred and twenty (120) days after the Issue Date (or one-hundred and twenty (120) days after the date that any such deposit account constituted Collateral), such Grantor shall cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor (a “Control Arrangement”). The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary.

(c)    Investment Property. If any Pledged Uncertificated Stock or Pledged Investment Property not in certificated form now or hereafter acquired by any Grantor that is not an Excluded Asset (other than any Pledged Uncertificated Stock or Pledged Investment Property with an individual Fair Market Value of less than $1,500,000) is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall notify the Collateral Agent within forty-five (45) days after the occurrence thereof and either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee (except to the extent such securities constitute Pledged Uncertificated Stock issued by a Grantor, in which case such Grantor hereby agrees to comply with such instructions from the Collateral Agent without further consent of such Grantor or any other Person), or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any Pledged Collateral, whether certificated or uncertificated, now or hereafter acquired by any Grantor that is not an Excluded Asset (other than any Pledged Uncertificated Stock or Pledged Investment Property with an individual Fair Market Value of less than $1,500,000) is held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall notify the Collateral Agent within forty-five (45) days after the occurrence thereof, such notification shall be provided on or prior to the applicable Quarterly Update Date) and either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.
(d)    Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim constituting Collateral (whether from another Person or because such Commercial Tort Claim shall have come into existence) in excess of $1,500,000 individually or $6,000,000 in the aggregate with other Commercial Tort Claims then in existence, (i) such Grantor shall, within one-hundred and twenty (120) days after such acquisition, deliver to the Collateral Agent an Officer’s Certificate containing notice of the existence and nature of such Commercial Tort Claim and a supplement to Schedule 3.1 containing a specific description of such commercial tort claim and (ii) Section 2.1 shall apply to such commercial tort claim.

Any supplement to Schedule 3.1 delivered pursuant to this Section 4.3(d) shall, after the receipt thereof by the Collateral Agent, be deemed attached to and to supplement Schedule 3.1 and made a part thereof.
ARTICLE V

THE COLLATERAL AGENT
SECTION 5.1.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary for the purpose of carrying out the provisions of this Security Agreement, with full irrevocable authority in the place and stead of such Grantor and in the name of such Grantor or otherwise. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and authority, following the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(b)    to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
(c)    to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral, and to settle, compromise, compound, adjust or defend any action or proceeding relating to any of the Collateral; and
(d)    to perform the affirmative obligations of such Grantor hereunder.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
SECTION 5.2.    Right to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise the rights and remedies available to it upon the occurrence and during the continuance of an Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use trademarks, trade names, patents, copyrights, trade secrets and service marks; provided, however, (i) that such licenses to be granted hereunder with respect to trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such trademarks are used sufficient to preserve the validity of such trademarks; (ii) that such licenses granted with regard to trade secrets shall be subject to the requirement that the secret status of trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; and (iii) that the Collateral Agent shall have no greater rights than those of any such Grantor under such license.
SECTION 5.3.    Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Holders of the Notes. The provisions of the Indenture relating to the Collateral Agent or the Trustee, if applicable, including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the protections, rights, indemnities, powers and duties and immunities of the Collateral Agent are incorporated herein by this reference, mutatis mutandis, and shall survive any termination of the Indenture or removal or resignation of the Collateral Agent or Trustee, if applicable. In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Agent shall be entitled to request and rely upon the direction of Holders of a majority in aggregate outstanding amount of the Notes (or if a Pari Passu Intercreditor and Collateral Agency Agreement has been executed and delivered, direction from the Holders and the holders of the Other Pari Passu Obligations in the manner and the percentages provided in the Pari Passu Intercreditor and Collateral Agency Agreement) to direct the Collateral Agent in connection thereto. The Collateral Agent shall not have any liability for taking any action at such direction or for its failure to take any action pending the receipt of such direction. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be responsible for any statement or recital in this Agreement. Neither the Collateral Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of a Grantor herein; or (iii) the receipt of items required to be delivered to the Collateral Agent. In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.

ARTICLE VI

REMEDIES
SECTION 6.1.    Certain Remedies. If any Event of Default shall have occurred and be continuing, subject to any limitations set forth in the Indenture:
(a)    The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:
(i)    take possession of any Collateral not already in its possession without demand and without legal process;
(ii)    require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties,
(iii)    enter onto the property where any Collateral is located and take possession thereof without demand and without legal process and without liability for trespass but only after prior written notice has been given to the Grantors;
(iv)    without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale (and, in the case of a sale at a broker’s board or on a securities exchange, the name of the board or exchange) or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(b)    Subject to, if applicable, the Pari Passu Intercreditor and Collateral Agency Agreement, all cash Proceeds received by the Collateral Agent in respect of any sale of,

collection from, or other realization upon, all or any part of the Collateral shall be applied as provided in Section 6.10 of the Indenture.
(c)    The Collateral Agent may:
(i)    transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,
(ii)    notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,
(iii)    enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,
(iv)    endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,
(v)    take control of any Proceeds of the Collateral, and
(vi)    execute (in the name, place and stead of any Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.
SECTION 6.2.    Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
SECTION 6.3.    Protection of Collateral. The Collateral Agent may (without obligation) from time to time, at its option (a) perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default)

and (b) take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 7.06(a) of the Indenture.
SECTION 6.4.    Pledged Collateral. (a) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (b)(iii) of Section 2.5 in accordance with the provisions of such Section, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (b)(iii) of Section 2.5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 2.5 or this Section 6.4 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (a) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 6.1(b). After all Events of Default have been cured or waived, the Collateral Agent shall promptly, upon written request, repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (b)(iii) of Section 2.5 and that remain in such account.
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (b)(i) of Section 2.5 in accordance with the provisions of such Section, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (b)(i) of Section 2.5, and the obligations of the Collateral Agent under paragraph (b)(ii) of Section 2.5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
(c)    Upon the occurrence and during the continuance of an Event of Default, upon not less than three (3) Business Day’s prior written notice, a transferee or assignee of Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

(d)    Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (b) of Section 2.5 (i) must be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (b)(i) or paragraph (b)(iii) of Section 2.5 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE VII

MISCELLANEOUS PROVISIONS
SECTION 7.1.    Securities Document. This Security Agreement is a Securities Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
SECTION 7.2.    Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Payment of All Secured Obligations has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Indenture or this Security Agreement) assign any of its obligations hereunder.
SECTION 7.3.    Amendments, etc. (a) No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)    This Security Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 7.4.    Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted to the appropriate party at the address of such party specified in the Indenture in accordance with the notice provisions set forth in the Indenture.
SECTION 7.5.    Release of Liens and Termination of Rights. Upon (a) the sale, disposition of Collateral or other transfer of such property or assets (including Capital Stock, other than to the Issuer or another Grantor) in accordance with the Indenture or (b) the Payment of All Secured Obligations, the security interests granted herein and the power of attorney and license granted pursuant to Sections 5.1, 5.2 and 5.3 shall automatically and unconditionally terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Furthermore, a Grantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Grantor shall be automatically and unconditionally released upon the consummation of any transaction permitted by the Indenture as a result of which such Grantor ceases to be a wholly-owned Restricted Subsidiary of the Issuer or otherwise or required to be a Guarantor under the Indenture (provided that the Issuer may elect for Excluded Subsidiaries to not be subject to such release). Upon any such Disposition, termination or release the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all applicable Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, in each case, upon delivery of the documents set forth in Section 10.03(d) of the Indenture.
SECTION 7.6.    No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 7.3(a). Without limiting the generality of the foregoing, the execution and delivery of this Security Agreement shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Default at such time.
SECTION 7.7.    Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.
SECTION 7.8.    Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 7.9.    Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT GOVERNED BY LAWS OF THE STATE OF NEW YORK. This Security Agreement and the other Securities Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
SECTION 7.10.    Consent to Jurisdiction; Service of Process. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement and any of the Securities Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that any suit seeking enforcement against any property of a Grantor may be brought, at the Collateral Agent’s option, in the courts of any jurisdiction where such property may be found. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE ISSUER IN SECTION 14.01 OF THE INDENTURE. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE SECURITIES DOCUMENTS.
SECTION 7.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER SECURITIES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITIES AGREEMENT AND THE OTHER SECURITIES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.
SECTION 7.12.    Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.
SECTION 7.13.    Collateral Agent’s Fees and Expenses. The Grantors jointly and severally agree to reimburse the Collateral Agent for its fees and expenses incurred hereunder and in the indemnity obligations owed to the Collateral Agent as provided under the Indenture. Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Securities Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.
SECTION 7.14.    Additional Subsidiaries. Pursuant to the Indenture, certain Subsidiaries not a party hereto on the Issue Date are required to enter into this Security Agreement. Upon the execution and delivery by the Collateral Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
SECTION 7.15.    Intercreditor Agreement Governs. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY PARI PASSU INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY PARI PASSU INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF ANY PARI PASSU INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT SHALL CONTROL.
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Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.
GRANTORS:
BETTER HOME & FINANCE HOLDING COMPANY
By:/s/ Kevin Ryan
Name:    Kevin Ryan
Title:    Chief Financial Officer

GLAS TRUST COMPANY, LLC, as Collateral Agent,
By: /s/ Katie Fischer
Name: Katie Fischer
Title: Vice President

Schedule 1
Issue Date Real Property Collateral

Schedule 3.1
Commercial Tort Claims

Schedule 3.3
Pledged Collateral

Exhibit 1
SUPPLEMENT NO.      , dated as of       (this “Supplement”), to the Security Agreement dated as of April 28, 2025 (the “Security Agreement”), among Better Home & Finance Holding Company, a Delaware corporation (the “Issuer”), and each of the other entities listed on the signature page thereof or that become a party thereto (together with the Issuer, the “Grantors”) in favor of GLAS Trust Company, LLC, as collateral agent under the Indenture (as defined below) (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.
A.    Reference is made to the Indenture dated as of April 28, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and the Collateral Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement, as applicable.
C.    Section 7.14 of the Security Agreement provides that additional Subsidiaries of the Issuer shall become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Section 4.14 of the Indenture to become a Grantor under the Security Agreement.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 7.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Subsidiary hereby represents and warrants to the Collateral Agent and the other Secured Parties that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Collateral of the New Subsidiary.

SECTION 3.    The New Subsidiary hereby represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 4.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 5.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or the Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 7.4 of the Security Agreement.
SECTION 9.    The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, as provided in Section 7.13 of the Security Agreement.
SECTION 10.    In entering into this Supplement, the Collateral Agent shall be entitled to the benefit of every provision of the Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, whether or not elsewhere herein so provided. The Collateral Agent makes no representations as to the validity, execution or sufficiency of this Supplement other than as to the validity of its execution and delivery by the Collateral Agent. The Collateral Agent assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the New Subsidiary.
IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the date first written above.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:
GLAS TRUST COMPANY, LLC
by

Name:
Title:

Schedule I to Supplement No.
New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Officer

Schedule II to Supplement No.
Pledged Collateral
Pledged Certificated Stock
[•]
Pledged Uncertificated Stock
[•]
Pledged Debt Instruments
[•]